March 2010
--------------------------------------------------------------------------------
                                               Free Writing Prospectus
                                               Filed Pursuant to Rule 433
                                               Registration Statement No. 333-162195
                                               Dated March 17, 2010

Deutsche Bank Commodity Indices

March 2010

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                                                                               1

Contents
Section

1 Optimum Yield Indices

 * DB Commodity Booster - DJUBS Index
 * DB Commodity Booster DJUBS - TV14 Index
 * DB Commodity Booster - Benchmark Index

2 Mean Reversion Indices

 * DBLCI - MR Index
 * DBLCI - Mean Reversion Enhanced Index
 * DB MR Enhanced 15 Index
 * DBLCI - MR+ Index

3 Market Neutral Indices

 * DB Commodity Harvest Index
 * DB Commodity Harvest - 10 Index

4 DBLCI Allocator Index

Appendix

1 Appendix

                                                                               2

Executive Summary
The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices
Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility)

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Target Volatility
DB Commodity Booster – DJUBS			✓	
DB Commodity Booster DJUBS – TV14			✓	✓
DB Commodity Booster – Benchmark			✓	
DBLCI-MR	✓			
DBLCI-MR+	✓	✓		
DBLCI – Mean Reversion Enhanced	✓		✓	
DB MR Enhanced 15	✓		✓	✓
DB Commodity Harvest			✓	
DB Commodity Harvest – 10			✓	✓
DBLCI Allocator	✓	✓	✓	✓

Deutsche Bank

4

Optimum Yield Indices
Section 1

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                                                                               5

DB Commodity Booster -- DJUBS
Index Summary

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)

                                                                               6

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Note:
1 Base Weights of the DJUBS Index

                                                                               7

DB Commodity Booster -- DJUBS
Performance Analysis

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Index Sector Exposure (1)
------------------------------------------------
Sector                        Current Weight (%)
------------------------------------------------
Energy                                    32.32
Precious Metal                            12.30
Industrial Metal                          18.57
Agriculture                               36.80
------------------------------------------------

Performance Analysis (1)
--------------------------------------------------------------------------------
                              DB Commodity
January 2000 -- February 2010 Booster -- DJUBS DJUBS           S&P-GSCI
Annualized Returns            10.4%            3.7%            1.9%
Volatility                    16.4%            18.3%           26.3%
Sharpe Ratio                  0.63             0.20            0.07
Maximum Drawdown              --54.1%          --57.1%         --71.6%
Start Date                    Jul-08           Jul-08          Jul-08
End Date                      NA               NA              NA
Max Monthly Consecutive Loss  --51.5%          --54.5%         --67.8%
Start Date                    Jul-08           Jul-08          Jul-08
End Date                      Feb-09           Feb-09          Feb-09
Max / Min Returns
Rolling 12 Months             47% / --48.5%    39.9% / --52.7% 74.8% / --64.8%
Rolling 3 Months              24.4% / --38.4%  24.7% / --39.7% 34.4% / --53.4%
Average Monthly Returns       0.9%             0.4%            0.4%
% Months with Gains           66.4%            55.7%           54.1%
Correlation
DJUBS                         0.96             1.00            0.92
S&P-GSCI                      0.88             0.92            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison (1)
--------------------------------------------------------------------------------
Calendar Year     DB Commodity Booster -- DJUBS   DJUBS  S&P-GSCI
--------------------------------------------------------------------------------
2000                                  23.01%     24.21%   41.10%
2001                                --17.06%   --22.32% --34.31%
2002                                  23.21%     23.86%   29.92%
2003                                  27.76%     22.66%   19.48%
2004                                  23.13%      7.64%   15.65%
2005                                  30.64%     17.54%   21.61%
2006                                  12.57%    --2.71% --19.07%
2007                                  16.70%     11.08%   26.81%
2008                                --30.46%   --36.61% --47.29%
2009                                  19.81%     18.72%   13.30%
2010 YTD                             --3.26%    --3.85%  --2.79%
Annualized Return                     10.41%      3.73%    1.86%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS Index would have been lower than the
     Index as a result of fees and / or costs
2    Data is as of 26-Feb-2010. Statistics shown are for excess return indices

DB Commodity Booster DJUBS -- TV14
Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its participation in the DB Commodity Booster --
     DJUBS Index with a view to target a volatility of 14%

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)

                                                                               9

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Note:
1 Base Weights of DJUBS Index

                                                                              10

DB Commodity Booster DJUBS -- TV14
Performance Analysis

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Index Exposure (1)
------------------------------------------------
Current Exposure to DB
Commodity Booster -- DJUBS              83.33%
------------------------------------------------
Underlying Sector             Current Weight (%)
------------------------------------------------
Energy                                     32.32
Precious Metal                             12.30
Industrial Metal                           18.57
Agriculture                                36.80
------------------------------------------------

Performance Analysis (1)
--------------------------------------------------------------------------------
                              DB Commodity Booster DB Commodity
January 2000 -- February 2010 DJUBS -- TV14   Booster -- DJUBS  DJUBS
--------------------------------------------------------------------------------
Annualized Returns            14.0%           10.4%             3.7%
Volatility                    14.7%           16.4%             18.3%
Sharpe Ratio                  0.96            0.63              0.20
Maximum Drawdown              --35.0%         --54.1%           --57.1%
Start Date                    Jul-08          Jul-08            Jul-08
End Date                      NA              NA                NA
Max Monthly Consecutive Loss  --32.8%         --51.5%           --54.5%
Start Date                    Jul-08          Jul-08            Jul-08
End Date                      Feb-09          Feb-09            Feb-09
Max / Min Returns
Rolling 12 Months             59.6% / --31.1% 47% / --48.5%     39.9% / --52.7%
Rolling 3 Months              27.8% / --23.5% 24.4% / --38.4%   24.7% / --39.7%
Average Monthly Returns       1.2%            0.9%              0.4%
% Months with Gains           66.4%           66.4%             55.7%
Correlation
DB Commodity Booster -- DJUBS 0.93            1.00              0.96
DJUBS                         0.91            0.96              1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                                                     DB Commodity
Calendar Year DB Commodity Booster DJUBS -- TV14 Booster -- DJUBS       DJUBS
--------------------------------------------------------------------------------
2000                                      26.38%           23.01%       24.21%
2001                                    --21.43%         --17.06%     --22.32%
2002                                      29.64%           23.21%       23.86%
2003                                      46.67%           27.76%       22.66%
2004                                      27.08%           23.13%        7.64%
2005                                      30.40%           30.64%       17.54%
2006                                      11.01%           12.57%      --2.71%
2007                                      16.73%           16.70%       11.08%
2008                                    --15.61%         --30.46%     --36.61%
2009                                      13.52%           19.81%       18.72%
2010 YTD                                 --2.13%          --3.26%      --3.85%
Annualized Return                         14.04%           10.41%        3.73%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS and DB Commodity Booster
     DJUBS -- TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS TV14 Index would have been lower than the
     Index as a result of fees and / or costs
2    Data is as of 26 February 2010. Statistics shown are for excess return indices. Current weights shown are for DB Commodity Booster -- DJUBS Index

                                                                              11

DB Commodity Booster -- Benchmark
Index Summary

[]   Composition: Same base weights as the S&P GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

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Note:
1 Base Weights of S&P GSCI Index

                                                                              13

DB Commodity Booster -- Benchmark
Performance Analysis

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Index Sector Exposure (1)
-----------------------------------------------
Sector                        Current Weight (%)
-----------------------------------------------
Energy                                    69.96
Precious Metal                             3.17
Industrial Metal                           8.27
Agriculture                               18.60
-----------------------------------------------

Performance Analysis (1)
--------------------------------------------------------------------------------
                              DB Commodity Booster
January 2000 -- February 2010 -- Benchmark         DJUBS           S&P-GSCI
--------------------------------------------------------------------------------
Annualized Returns            11.1%                3.7%            1.9%
Volatility                    22.4%                18.3%           26.3%
Sharpe Ratio                  0.50                 0.20            0.07
Maximum Drawdown              --64.6%              --57.1%         --71.6%
Start Date                    Jul-08               Jul-08          Jul-08
End Date                      NA                   NA              NA
Max Monthly Consecutive Loss  --60.7%              --54.5%         --67.8%
Start Date                    Jul-08               Jul-08          Jul-08
End Date                      Feb-09               Feb-09          Feb-09
Max / Min Returns
Rolling 12 Months             76.3% / --56.7%      39.9% / --52.7% 74.8% / --64.8%
Rolling 3 Months              33.4% / --47.4%      24.7% / --39.7% 34.4% / --53.4%
Average Monthly Returns       1.1%                 0.4%            0.4%
% Months with Gains           58.2%                55.7%           54.1%
Correlation
DJUBS                         0.89                 1.00            0.92
S&P-GSCI                      0.97                 0.92            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison (1)
--------------------------------------------------------------------------------
                  DB Commodity Booster --
Calendar Year                Benchmark      DJUBS  S&P-GSCI
--------------------------------------------------------------------------------
2000                           24.00%      24.21%   41.10%
2001                         --17.43%    --22.32% --34.31%
2002                           25.99%      23.86%   29.92%
2003                           27.09%      22.66%   19.48%
2004                           38.49%       7.64%   15.65%
2005                           41.80%      17.54%   21.61%
2006                          --2.31%     --2.71% --19.07%
2007                           25.49%      11.08%   26.81%
2008                          -36.65%    --36.61% --47.29%
2009                           20.31%      18.72%   13.30%
2010 YTD                      --2.92%     --3.85%  --2.79%
Annualized Return              11.12%       3.73%    1.86%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 26 February 2010. Statistics shown are for excess return indices
                                                                              14

Mean Reversion Indices
Section 2

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                                                                              15

DBLCI -MR
Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

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Source: Deutsche Bank, 2010

Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 26 February 2010

                                                                              17

DBLCI -MR
Performance Analysis

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Performance Analysis (1)
--------------------------------------------------------------------------------
January 2000 -- February 2010 DBLCI-MR        DBLCI           DJUBS
Annualized Returns            9.8%            7.1%            3.7%
Volatility                    20.0%           24.2%           18.3%
Sharpe Ratio                  0.49            0.29            0.20
Maximum Drawdown              --62.8%         --65.2%         --57.1%
Start Date                    Jul-08          Jul-08          Jul-08
End Date                      na              na              na
Max Monthly Consecutive Loss  --59.0%         --61.9%         --54.5%
Start Date                    Jul-08          Jul-08          Jul-08
End Date                      Feb-09          Feb-09          Feb-09
Max / Min Returns
Rolling 12 Months             84% / --%       83.1% / --60.7% 39.9% / --52.7%
Rolling 3 Months              33.3% / --43.1% 28.8% / --47.4% 24.7% / --39.7%
Average Monthly Returns       0.9%            0.8%            0.4%
% Months with Gains           58.2%           55.7%           55.7%
Correlation
DBLCI                         0.85            1.00            0.88
DJUBS                         0.82            0.88            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison (1)
--------------------------------------------------------------------------------
Calendar Year     DBLCI-MR   DBLCI        DJUBS
--------------------------------------------------------------------------------
2000                2.16%   24.95%       24.21%
2001             --16.35% --22.61%     --22.32%
2002               27.73%   32.14%       23.86%
2003               21.21%   22.42%       22.66%
2004               25.85%   26.11%        7.64%
2005                2.96%   13.89%       17.54%
2006               39.22%    3.06%      --2.71%
2007               42.49%   34.67%       11.08%
2008             --35.43% --39.60%     --36.61%
2009               22.29%   10.17%       18.72%
2010 YTD          --3.76%  --3.11%      --3.85%
Annualized Return   9.79%    7.11%        3.73%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 26 February 2010. Statistics shown is for excess return indices
                                                                              18

DBLCI -- Mean Reversion Enhanced
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)

                                                                              19

DBLCI -- Mean Reversion Enhanced
Index Construction

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Source: Deutsche Bank, 2010

Notes:
1 Base Weights of DBLCI-MR Enhanced Index
2 Current Weights as of 26 February 2010

                                                                              20

DBLCI -- Mean Reversion Enhanced
Performance Analysis

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Performance Analysis (1)
--------------------------------------------------------------------------------
                              DBLCI Mean
January 2000 -- February 2010 Reversion Enhanced DBLCI-MR     DJUBS
Annualized Returns            11.3%           9.8%            3.7%
Volatility                    18.0%           20.0%           18.3%
Sharpe Ratio                  0.62            0.49            0.20
Maximum Drawdown              --55.9%         --62.8%         --57.1%
Start Date                    Jul-08          Jul-08          Jul-08
End Date                      NA              NA              NA
Max Monthly Consecutive Loss  --53.8%         --59.0%         --54.5%
Start Date                    Jul-08          Jul-08          Jul-08
End Date                      Feb-09          Feb-09          Feb-09
Max / Min Returns
Rolling 12 Months             71.2% / --46.5% 84% / --56.3%   39.9% / --52.7%
Rolling 3 Months              36% / --37.4%   33.3% / --43.1% 24.7% / --39.7%
Average Monthly Returns       1.0%            0.9%            0.4%
% Months with Gains           59.8%           58.2%           55.7%
Correlation
DBLCI-MR                      0.86            1.00            0.82
DJUBS                         0.81            0.82            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison (1)
--------------------------------------------------------------------------------
                        DBLCI Mean
Calendar Year     Reversion Enhanced DBLCI-MR   DJUBS
2000                         1.59%     2.16%   24.21%
2001                      --12.41%  --16.35% --22.32%
2002                        15.52%    27.73%   23.86%
2003                        33.19%    21.21%   22.66%
2004                        23.16%    25.85%    7.64%
2005                        10.43%     2.96%   17.54%
2006                        28.54%    39.22%  --2.71%
2007                        26.67%    42.49%   11.08%
2008                      --26.29%  --35.43% --36.61%
2009                        37.53%    22.29%   18.72%
2010 YTD                   --3.82%   --3.76%  --3.85%
Annualized Return           11.25%     9.79%    3.73%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-Mean Reversion Enhanced and
     DBLCI-MR have been retrospectively calculated and did not exist prior to 25
     July 2008 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the
     DBLCI-Mean Reversion Enhanced Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 26 February 2010. Statistics shown is for excess return indices

                                                                              21

DB MR Enhanced 15
Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

                                                                              22

DB MR Enhanced 15
Index Construction

[GRAPHIC OMITTED]

1 Base Weights of DBLCI-Mean Reversion Enhanced Index

                                                                              23

DB MR Enhanced 15
Performance Analysis

[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
                              DB MR         DBLCI Mean
January 2000 -- February 2010 Enhanced 15   Reversion Enhanced DJUBS
--------------------------------------------------------------------------------
Annualized Returns            13.9%         11.3%              3.7%
Volatility                    15.8%         18.0%              18.3%
Sharpe Ratio                  0.88          0.62               0.20
Maximum Drawdown              --35.0%       --55.9%            --57.1%
Start Date                    Jul-08        Jul-08             Jul-08
End Date                      NA            NA                 NA
Max Monthly Consecutive Loss  --33.5%       --53.8%            --54.5%
Start Date                    Jul-08        Jul-08             Jul-08
End Date                      Feb-09        Feb-09             Feb-09
Max / Min Returns
Rolling 12 Months             79% / --28.4% 71.2% / --46.5%    39.9% / --52.7%
Rolling 3 Months              25% / --22.2% 36% / --37.4%      24.7% / --39.7%
Average Monthly Returns       1.2%          1.0%               0.4%
% Months with Gains           59.8%         59.8%              55.7%
Correlation
DBLCI Mean Reversion Enhanced 0.88          1.00               0.81
DJUBS                         0.77          0.81               1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                      DB MR         DBLCI Mean
Calendar Year     Enhanced 15 Reversion Enhanced   DJUBS
--------------------------------------------------------------------------------
2000                  2.96%              1.59%    24.21%
2001               --21.83%           --12.41%  --22.32%
2002                 25.61%             15.52%    23.86%
2003                 53.97%             33.19%    22.66%
2004                 25.18%             23.16%     7.64%
2005                 15.77%             10.43%    17.54%
2006                 30.96%             28.54%   --2.71%
2007                 24.84%             26.67%    11.08%
2008               --11.82%           --26.29%  --36.61%
2009                 18.57%             37.53%    18.72%
2010 YTD            --2.20%            --3.82%   --3.85%
Annualized Return    13.95%             11.25%     3.73%
--------------------------------------------------------------------------------

Note:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-Mean Reversion Enhanced and
     DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.
2    Data is as of 26 February 2010. Statistics shown is for excess return indices

                                                                              24

DBLCI MR+
Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving averag

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                                                              25

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Note:
1 Base Weights of DBLCI-MR Index

                                                                              26

DBLCI MR+
Performance Analysis

[GRAPHIC OMITTED]

Performance Analysis (1)
--------------------------------------------------------------------------------
January 2000 -- February 2010 DBLCI MR+       DBLCI-MR        DJUBS
Annualized Returns            10.2%           9.8%            3.7%
Volatility                    14.6%           20.0%           18.3%
Sharpe Ratio                  0.70            0.49            0.20
Maximum Drawdown              --33.0%         --62.8%         --57.1%
Start Date                    Jul-08          Jul-08          Jul-08
End Date                      NA              NA              NA
Max Monthly Consecutive Loss  --27.1%         --59.0%         --54.5%
Start Date                    Jul-08          Jul-08          Jul-08
End Date                      Nov-08          Feb-09          Feb-09
Max / Min Returns
Rolling 12 Months             81.8% / --31.4% 84% / --56.3%   39.9% / --52.7%
Rolling 3 Months              28.4% / --26.7% 33.3% / --43.1% 24.7% / --39.7%
Average Monthly Returns       0.9%            0.9%            0.4%
% Months with Gains           52.5%           58.2%           55.7%
Correlation
DBLCI-MR                      0.85            1.00            0.82
DJUBS                         0.68            0.82            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
Calendar Year     DBLCI MR+ DBLCI-MR   DJUBS
--------------------------------------------------------------------------------
2000                 0.90%    2.16%   24.21%
2001               --2.40% --16.35% --22.32%
2002                13.21%   27.73%   23.86%
2003                15.56%   21.21%   22.66%
2004                24.07%   25.85%    7.64%
2005               --4.53%    2.96%   17.54%
2006                24.53%   39.22%  --2.71%
2007                38.57%   42.49%   11.08%
2008               --0.67% --35.43% --36.61%
2009                 8.87%   22.29%   18.72%
2010 YTD           --5.57%  --3.76%  --3.85%
Annualized Return   10.22%    9.79%    3.73%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and
     20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs.
2    Data is as of 26 February 2010. Statistics shown is for excess return indices

                                                                              27

Market Neutral Indices
Section 3

[GRAPHIC OMITTED]

                                                                              28

DB Commodity Harvest
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the S&P
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)

                                                                              29

[GRAPHIC OMITTED]

Note:
1 Base Weights of S&P GSCI Light Energy Index

                                                                              30

DB Commodity Harvest
Performance Analysis

[GRAPHIC OMITTED]

Index Constituents(1)
-----------------------------------------------------------
 Index                                   Current Weight (%)
-----------------------------------------------------------
 DB Commodity Booster -- Benchmark                      100
 light Energy
 S&P Goldman Sachs Light Energy Index                 --100
-----------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
                                             DB Commodity
                                             Booster --
                              DB Commodity   Benchmark Light S&P-GSCI Light
--------------------------------------------------------------------------------
January 2000 -- February 2010 Harvest        Energy          Energy
Annualized Returns            5.6%           6.4%            0.4%
Volatility                    3.7%           16.8%           18.7%
Sharpe Ratio                  1.53           0.38            0.02
Maximum Drawdown              --6.1%         --56.8%         --60.9%
Start Date                    May-07         Jul-08          Jul-08
End Date                      Apr-08         NA              NA
Max Monthly Consecutive Loss  --5.3%         --53.8%         --58.0%
Start Date                    Oct-00         Jul-08          Jul-08
End Date                      Dec-00         Feb-09          Feb-09
Max / Min Returns
Rolling 12 Months             17.7% / --5.4% 51.7% / --50.3% 48.2% / --55.8%
Rolling 3 Months              6.6% / --5.8%  24.8% / --42.4% 26.1% / --44.6%
Average Monthly Returns       0.5%           0.6%            0.2%
% Months with Gains           72.1%          59.8%           54.9%
Correlation
DB Commodity Booster --       --0.41         1.00            0.97
Benchmark Light Energy
S&P-GSCI Light Energy         --0.56         0.97            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                  DB Commodity    DB Commodity Booster --       S&P-GSCI
Calendar Year       Harvest (%) Benchmark Light Energy (%) Light Energy (%)
--------------------------------------------------------------------------------
2000                   --5.20                     9.01            14.79
2001                    11.85                  --17.11          --26.22
2002                   --2.05                    13.10            15.09
2003                     4.47                    20.91            15.41
2004                    13.51                    22.05             7.31
2005                    10.84                    28.51            15.51
2006                    12.98                     9.15           --3.77
2007                     0.15                    17.49            17.16
2008                    11.28                  --33.20          --40.39
2009                     1.18                    17.02            15.17
2010 YTD                 0.31                   --3.00           --3.30
Annualized Return        5.63                     6.43             0.42
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs.
2    Statistics shown is for excess return indices. Data is as of 26 February
     2010

                                                                              31

DB Commodity Harvest -- 10
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the S&P
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies participation in the DB Commodity Harvest Index with a view to target a volatility of 10%

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)

                                                                              32

DB Commodity Harvest -- 10

[GRAPHIC OMITTED]

Note:

1 Base Weights of S&P GSCI Light Energy Index

DB Commodity Harvest -- 10

Performance Analysis

[GRAPHIC OMITTED]

Performance Analysis 1

                              DB Commodity    DB Commodity   S&P-GSCI
January 2000 -- February 2010 Harvest -- 10   Harvest        Light Energy
Annualized Returns            17.5%           5.6%           0.4%
Volatility                    10.9%           3.7%           18.7%
Sharpe Ratio                  1.61            1.53           0.02
Maximum Drawdown              --19.5%         --6.1%         --60.9%
Start Date                    May-07          May-07         Jul-08
End Date                      Jun-08          Apr-08         NA
Max Monthly Consecutive Loss  --16.6%         --5.3%         --58.0%
Start Date                    Jun-07          Oct-00         Jul-08
End Date                      Sep-07          Dec-00         Feb-09
Max / Min Returns
Rolling 12 Months             69.1% / --14%   17.7% / --5.4% 48.2% / --55.8%
Rolling 3 Months              21.4% / --16.5% 6.6% / --5.8%  26.1% / --44.6%
Average Monthly Returns       1.4%            0.5%           0.2%
% Months with Gains           72.1%           72.1%          54.9%
Correlation
DB Commodity Harvest          0.96            1.00           --0.56
S&P-GSCI Light Energy         --0.56          --0.56         1.00
----------------------------- --------------- -------------- ---------------

Year on Year Performance Comparison 1

                   DB Commodity     DB Commodity       S&P-GSCI
Calendar Year     Harvest -- 10 (%)   Harvest (%) Light Energy (%)
2000                     --12.89           --5.20         14.79
2001                       33.72           11.85         --26.22
2002                       --6.40          --2.05         15.09
2003                       11.52            4.47          15.41
2004                       49.88           13.51           7.31
2005                       36.78           10.84          15.51
2006                       39.07           12.98          --3.77
2007                       --0.50           0.15          17.16
2008                       42.72           11.28         --40.39
2009                        3.57            1.18          15.17
2010 YTD                    1.12            0.31          --3.30
Annualized Return          17.51            5.63           0.42
----------------- ----------------- ------------- ----------------

Notes:

1 Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster -- Benchmark
Light Energy have been retrospectively calculated and did not exist prior to 15
December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index have been lower than the Index as a result of fees and / or costs.

2 Statistics shown is for excess return indices. Data is as of 26 February
2010

DBLCI Allocator Index

Section 4

[GRAPHIC OMITTED]

DBLCI Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC(1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index. Also adjusts leverage by employing the target volatility mechanism

[]   Target Volatility: A 12% volatility target is applied to the resulting portfolio. Leverage to the portfolio as a whole is adjusted within a 50%
     to 150% range monthly with the aim of achieving the volatility target

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABEU)

Note:
1 ERAC: Excess Return After Cost

DBLCI Allocator

Index Construction

[GRAPHIC OMITTED]

Note:
1 Base Weights of S&P GSCI Light Energy Index
2 Base Weights of DBLCI-Mean Reversion Enhanced Index

DBLCI Allocator

Performance Analysis

[GRAPHIC OMITTED]

Performance Analysis 1

                                              DB Commodity     DB MR
January 2000 -- February 2010 DBLCI Allocator Harvest USD ERAC Enhanced ERAC
Annualized Returns            15.2%           5.0%             10.0%
Volatility                    12.7%           3.7%             18.1%
Sharpe Ratio                  1.20            1.36             0.56
Maximum Drawdown              --25.9%         --6.5%           --56.2%
Start Date                    Feb-00          Jan-00           Jul-08
End Date                      Dec-01          Apr-01           NA
Max Monthly Consecutive Loss  --17.0%         --5.4%           --54.1%
Start Date                    Oct-00          Oct-00           Jul-08
End Date                      Dec-00          Dec-00           Feb-09
Max / Min Returns
Rolling 12 Months             58.6% / --19.5% 17% / --6%       69.3% / --47.1%
Rolling 3 Months              19.8% / --17.8% 6.4% / --5.9%    35.7% / --37.9%
Average Monthly Returns       1.2%            0.4%             0.9%
% Months with Gains           66.4%           71.3%            59.0%
Correlation
DB Commodity Harvest USD ERAC 0.01            1.00             --0.34
DB MR Enhanced ERAC           0.65            --0.34           1.00

----------------------------- --------------- ---------------- ---------------

Year on Year Performance Comparison 1

                                      DB Commodity
                                       Harvest USD  DB MR Enhanced
Calendar Year     DBLCI Allocator (%)     ERAC (%)        ERAC (%)
2000                        --17.77          --5.78           0.47
2001                         31.90           11.17          --13.38
2002                          6.06           --2.63          14.25
2003                         38.12            3.84           31.72
2004                         19.84           12.84           21.81
2005                         17.49           10.17            9.22
2006                         28.68           12.30           27.12
2007                         13.27           --0.44          25.28
2008                         10.97           10.61          --27.10
2009                         20.18            0.58           36.02
2010 YTD                     --2.88           0.22           --3.99
Annualized Return          15.23%             5.00           10.03
----------------- ------------------- ------------- ---------------

Notes:

1 Source: Bloomberg. DBLCI Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Allocator
Index would have been lower than the Index as a result of fees and / or costs.

2 Statistics shown is for excess return indices. Data is as of 26 February
2010

Appendix

Appendix 1

[GRAPHIC OMITTED]

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield [] Interest earned on capital held as collateral

[]   Spot Return [] Change in front month futures contract

[]   Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

                   Excess Return = Spot Return + Roll Return

                Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

[] The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs.  1y moving average price

[GRAPHIC OMITTED]

Notes:
1 Past performance is not a guarantee of future results.
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI-Mean Reversion will also likely result in a negative performance
3 Data is as of 26 February 2010. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

Momentum

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months []
     3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

[GRAPHIC OMITTED]

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[GRAPHIC OMITTED]

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield

[GRAPHIC OMITTED]

Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2 Data as of 26 February 2010

[GRAPHIC OMITTED]

45

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio [3]
Beta Allocation Indices							
DBLCI ™	–3.11	19.82	–5.46	–1.23	5.91	23.82	0.25
S&P GSCI ™	–2.79	27.80	–10.17	–8.34	0.72	25.90	0.03
DJ-UBSCI ℠	–3.85	25.44	–8.28	–2.91	3.20	18.00	0.18
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS	–3.26	26.86	–3.50	4.99	9.95	16.17	0.61
DB Commodity Booster DJUBS – TV14	–2.13	14.83	1.50	8.08	13.46	14.43	0.93
DB Commodity Booster – Benchmark	–2.92	29.30	–2.96	2.47	10.12	22.11	0.46
Mean Reversion Based Indices							
DBLCI-MR	–3.76	33.54	0.61	8.24	9.21	19.68	0.47
DBLCI – Mean Reversion Enhanced	–3.82	47.82	4.26	10.57	10.83	17.78	0.61
DBLCI MR Enhanced 15	–2.20	20.40	5.75	12.51	13.24	15.45	0.86
DBLCI MR+	–5.57	3.50	10.19	10.50	9.65	14.38	0.67
Market Neutral Indices							
DB Commodity Harvest	0.31	–0.43	4.04	7.03	5.75	3.62	1.59
DB Commodity Harvest – 10	1.12	–0.42	13.60	22.49	17.95	10.73	1.67
DBLCI Allocator Index	–2.88	11.24	11.17	16.17	14.77	12.42	1.19
Other Asset Classes							
Equities (S&P 500)	–0.61	50.00	–6.58	0.24	–0.06	21.74	0.00
Fixed Income (US Govt. All Total Return)	1.26	3.34	5.46	4.96	5.61	2.80	2.00

Source: Bloomberg. Data as of 26 Feb 2010

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero

All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 YTD Return is not annualized
2 Volatility is calculated as the annualized volatility of the daily lognormal returns over the last 10 years
3 Sharpe Ratio is calculated as a quotient of 10 Year Return and the Volatility

Deutsche Bank

46

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced	DBLCMREU <Index>	25 July 08
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS	DBCMBDEU <Index>	27 February 08
DB Commodity Booster DJUBS – TV14	DBCMBTVE <Index>	08 August 09
DB Commodity Harvest	DBCMHLEU <Index>	15 December 07
DB Commodity Harvest – 10	DBCMHVEA <Index>	14 October 08
DBLCI Allocator	DBLCABEU <Index>	24 October 09
DB Commodity Harvest USD ERAC	DBLCHNUE <Index>	13 October 08
DB MR Enhanced ERAC	DBLCMREN <Index>	24 October 09
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
47

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	22-Jun-10	DBLCOCLE Index	31 May 06
Brent Crude Oil	15-Sep-10	DBLCYECO Index	31 May 06
Heating Oil	28-May-10	DBLCOHOE Index	31 May 06
RBOB Gasoline	29-Oct-10	DBLCYERB Index	31 May 06
Gasoil	12-Jul-10	DBLCYEGO Index	31 May 06
Natural Gas	27-Aug-10	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	17-Nov-10	DBLCOALE Index	31 May 06
Copper	16-Mar-11	DBLCYECU Index	31 May 06
Zinc	19-May-10	DBLCYEZN Index	31 May 06
Nickel	18-Aug-10	DBLCYENI Index	31 May 06
Lead	18-Aug-10	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	27-Oct-10	DBLCOGCE Index	31 May 06
Silver	28-Dec-10	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-10	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-10	DBLCYEKW Index	31 May 06
Corn	14-Dec-10	DBLCOCNE Index	31 May 06
Soybean	12-Nov-10	DBLCYESS Index	31 May 06
Cotton	07-Oct-10	DBLCYECE Index	31 May 06
Sugar	30-Jun-10	DBLCYESB Index	31 May 06
Coffee	21-Mar-11	DBLCYEKC Index	31 May 06
Cocoa	16-Mar-11	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 26 February 2010

Deutsche Bank

48

Important Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective.

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion, Optimal Roll Yield and Target Volatility
     strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion, Optimal
     Roll Yield and Target Volatility strategies, will be successful in achieving the desired objective.

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Important Considerations (Cont'd)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.
     sec. gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

Disclaimer

S&P GSCI SM Disclaimer
Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard &
Poor's, a division of
The McGraw -Hill Companies, Inc. ("S&P") . Standard & Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank
AG or any securities. S&P has no obligation to take the needs of Deutsche Bank
AG or the owners of any securities into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S&P GSCI Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any securities.
S&P DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF S&P GSCI INDEX
OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY
OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY DATA INCLUDED
THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS
ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
WITH RESPECT TO THE S&P INDICES OR DEUTSCHE BANK'S VARIATIONS OF S&P INDICES OR
ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.
S&P GSCI Index is a trademark of The McGraw -Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.
DJ-UBSCISM Disclaimer
"Dow Jones[R]", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones &
Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG
Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC
("UBS Securities") or any of their subsidiaries or affiliates. None of Dow
Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating
DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS
Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities.
Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS
Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity
IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.
NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES
-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS
AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK
AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
DOW JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE
DOW JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR
ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS
OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF
NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF
ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE
BANK AG, OTHER THAN UBS AG.
"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones &
Company, Inc. or UBS Securities LLC, but is published with their consent.

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